CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-118854 on Form N-2 under the Securities Act of 1933, of our report dated May 21, 2004, appearing in the annual report to the investors of Man-Glenwood Lexington, LLC, for the year ended March 31, 2004, and to the reference to us under the headings "Financial Highlights" appearing in the Prospectus and "Independent Auditors and Legal Counsel" appearing in the Statement of Additional Information, which are part of such Registration Statement.



DELOITTE & TOUCHE LLP /s/

Chicago, Illinois
November 12, 2004